EXHIBIT 1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the "Amendment") made effective as of the 23 day of February 2006, by and between ATLANTA CENTENNIAL, LLC, a Delaware limited liability company, herein called Landlord, and WINSONIC DIGITAL MEDIA GROUP, LTD., a Nevada corporation, herein called Tenant.

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to that certain lease, dated October 12, 2005, for certain premises designated as Suite 2600 (the "Original Premises") in the building (the "Building") commonly known as Centennial Tower, located at 101 Marietta Street, Atlanta, Georgia 30303 (the "Lease").

WHEREAS, both parties desire to amend said Lease as set forth herein below.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Incorporation of Recitals; Capitalized Terms. The foregoing recitals are true and correct and incorporated herein by reference as if set forth in their entirety herein. Unless specifically defined herein, all capitalized terms herein shall have the meaning ascribed to them in the Lease.

2. Lease Expansion Premises. Effective from and after the Expansion Commencement Date (defined below), the definition of Premises in the Lease shall be amended to include, in addition to the Original Premises, that certain premises adjacent to and contiguous with the Original Premises, deemed to contain 9,385 square feet of rentable area within the Building, and being more particularly described and shown on Exhibit "A" attached hereto (hereinafter called the "Expansion Premises"). Landlord demises and leases the Expansion Premises to Tenant, and Tenant accepts and leases the Expansion Premises from Landlord, effective as of the Expansion Commencement Date, in accordance with the same representations, warranties, duties and obligations of Landlord and Tenant applicable to the Original Premises under the Lease which shall, except as otherwise provided herein, apply equally to the Expansion Premises. Landlord and Tenant hereby acknowledge and agree that the Premises, including the Expansion Premises, are deemed to contain 18,800 rentable square feet. The Premises shall continue to be designated as Suite 2600.

3. Expansion Commencement Date. The Expansion Commencement Date shall be June 1, 2006. Landlord shall endeavor to deliver possession of the Expansion Premises to Tenant on the Expansion Commencement Date; provided, however, if such delivery is delayed for any reason whatsoever, Landlord shall not be deemed to be in default under the Lease. In the event such delivery should be delayed beyond the Expansion Commencement Date for any reason, then the Expansion Commencement Date will be extended one day for each day of such delay; however the Expansion Term (as defined below), shall not be extended unless Tenant exercises its option to extend the Term as provided in the Lease, or the parties otherwise agree in writing. The deferment of the Expansion Commencement Date and the payment of Base Rent for the Expansion Premises shall be Tenant's sole

and exclusive remedy for the delayed delivery, and Tenant shall have no, and waives any, claim against Landlord because of any such delay. Except as otherwise provided in Exhibit "B" attached hereto, if, prior to the Expansion Commencement Date, Tenant shall enter into possession of all or any part of the Expansion Premises, the Expansion Term, the payment of monthly installments of Base Rent and all other obligations of Tenant to be performed during the Expansion Term shall commence on, and the Expansion Commencement Date shall be deemed to be, the date of such entry.

4. Expansion Term. The Term of the Lease with respect to the Expansion Premises (hereinafter called the "Expansion Term") shall commence on the Expansion Commencement Date and expire on April 30, 2016, so as to be coterminous with the Lease Term applicable to the Original Premises under the Lease.

5. Base Rental for Expansion Premises and Additional Rent. The annual Base Rental (and monthly installments thereof) for the Premises, including the Expansion Premises, shall be due and payable by Tenant in accordance with the terms of the Lease and this Amendment, in monthly installments in advance on the first day of each calendar month during the Expansion Term, commencing as of the Expansion Commencement Date. For the period prior to the Expansion Commencement Date, and except as otherwise abated under the Lease, Tenant shall continue paying monthly installments of Base Rental applicable to the Original Premises pursuant to the Base Rent schedule set forth in the Lease (Landlord acknowledges that Tenant has prepaid Base Rent for the month of May 2006 in the amount of Sixteen Thousand Four Hundred and Seventy Six and 25/100 Dollars ($16,476.25), which is the 1st month following the 6 month rental abatement period provided for in the Lease. Tenant shall pay upon execution of this First Amendment prepaid Base Rent in an amount equal to Seventeen Thousand Two Hundred and Forty Six and 25/100 Dollars ($17,246.25) to be applied towards June 1, 2006 Base Rent). Landlord and Tenant acknowledge that, commencing January 1, 2007, Base Rent for the Expansion Premises shall be at the same square foot rental rate and with the same annual escalations as the Base Rental reserved in the Lease for the Original Premises. Notwithstanding any provision to the contrary, monthly Base Rent for the Premises from the Expansion Commencement Date to December 31, 2006, shall be partially abated as reflected in the schedule of Base Rent set forth hereinbelow.

The Base Rent schedule set forth in the Lease for the Premises, including the Expansion Premises, shall be amended as of the Expansion Commencement Date, as follows:

Period	Annual Base Rent	Monthly Base Rent
June 1, 2006 to June 30, 2006	$20,000.00*	$20,000.00
July 1, 2006 to December31, 2006	$150,000.00**	$25,000.00
January 1, 2007 to October 31, 2007	$337,225.00***	$33,722.50
November 1, 2007 to October 31, 2008	$414.786.72	$34,565.56
November 1, 2008 to October 31, 2009	$425,156.40	$35,429.70

November 1, 2009 to October 31, 2010	$435,785.28	$36,315.44
November 1, 2010 to October 31, 2011	$446,679.96	$37,223.33
November 1, 2011 to October 31, 2012	$457,846.92	$38,153.91
November 1, 2012 to October 31, 2013	$469,293.12	$39,107.76
November 1, 2013 to October 31, 2014	$481,025.52	$40,085.46
November 1, 2014 to October 31, 2015	$493,051.08	$41,087.59
November 1, 2015 to April 30, 2016	$294,803.46****	$42,114.78
*1 Month Period; Partial Abatement of Rental Rate **6 Month Period; Partial Abatement of Rental Rate ***10 Month Period; No Rental Abatement ****7 Month Period		

6. Additional Rent; Base Year Operating Costs; Base Year Taxes; Tenant's Pro Rata Share. In addition to the Base Rent for the Expansion Premises, Tenant agrees to pay Landlord as additional rent for the Expansion Premises, commencing as of the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant's Pro Rata Share of any increases in Operating Costs and Taxes over the Base Year Operating Costs and Base Year Taxes, as provided in the Lease, for calendar year 2006. Landlord and Tenant hereby further acknowledge and agree that Tenant's Pro Rata Share with respect to the Premises, inclusive of the Expansion Premises as set forth in Paragraph 1 of the Lease, shall be modified and amended to be two and ninety-five one hundredths percent (2.95%) as of the Expansion Commencement Date.

7. "AS-IS" Condition. TENANT EXPRESSLY ACKNOWLEDGES THAT NEITHER LANDLORD NOR LANDLORD'S AGENTS HAS MADE OR IS MAKING AND TENANT, IN EXECUTING AND DELIVERING THIS LEASE IS NOT RELYING UPON, ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESSED OR IMPLIED, OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF LANDLORD WITH RESPECT TO THE EXPANSION PREMISES, AND THAT TENANT IS LEASING THE EXPANSION PREMISES IN ITS "AS-IS" CONDITION AND "WITH ALL FAULTS." Tenant further acknowledges and agrees that Landlord shall not be obligated to make, install, furnish or pay for any alterations, additions or improvements of any kind in and to the Expansion Premises as a condition to Tenant's occupancy thereof. Tenant further acknowledges and agrees that it is not leasing any furniture, fixtures, personal property and equipment from Landlord that may exist in the Expansion Premises as of the date hereof, and Tenant, at its expense, shall install its furniture, fixtures, equipment, and other personal property in the Expansion Premises. Tenant shall have no right to enter or occupy the Expansion Premises until the Expansion Premises Commencement Date; provided, however, Tenant is allowed to enter the Expansion Premises under a license from Landlord during the period commencing seven (7) days prior to the Expansion Premises Commencement Date, for the limited purpose of installing equipment, machinery, furniture, fixtures and other personal property, and such entry and use of the Expansion Premises shall not constitute acceptance thereof nor Tenant's acknowledgment of the Expansion Premises Commencement Date, unless Tenant commences the

operation of any portion of its business therein. Tenant agrees to assume all risk of loss or damage to such equipment, machinery, furniture, fixtures and other personal property and to satisfy all insurance and indemnity obligations of Tenant's under the Lease in connection with such right of entry. .

8. Increase of Security Deposit for Expansion Premises. Effective as of the Expansion Commencement Date, Tenant agrees to make an additional payment to Landlord of $250,000.00, in cash, for the purpose of increasing Tenant's Security Deposit to $500,000.00. Such payment shall constitute additional security for the performance of Tenant's obligations under the Lease with respect to the Expansion Premises, and shall be held by Landlord subject to the terms of the Lease governing Tenant's Security Deposit. Landlord acknowledges and agrees that the additional Security Deposit to be deposited by Tenant pursuant to this Paragraph 8 is also subject to a 50% reduction in the 36th month of the Lease Term in accordance with the applicable provisions of Paragraph 3 of Exhibit "G" (Special Stipulations) attached to the Lease.

9. Permitted Use of Expansion Premises. Landlord and Tenant agree that the Expansion Premises shall only be used for the Permitted Use. Tenant shall operate its business from the Expansion Premises under Tenant's trade name in the same manner as it operates its business from the Original Premises. and subject to all of the terms and conditions set forth in the Lease governing the use of the Premises.

10. Parking. Tenant shall have the right, at Tenant's sole risk, to use one (1) unreserved parking space for each whole multiple of one thousand (1,000) rentable square feet contained in the Expansion Premises (i.e., a total of nine (9) spaces) (collectively the "Parking Spaces"). As of the date hereof, the prevailing parking rate for unreserved parking is One Hundred Ten and No/100 Dollars ($110.00) per space per month. Landlord and Tenant acknowledge and agree that such parking rate is subject to increases based on market conditions upon not less than thirty (30) days prior notice. Tenant shall pay to Landlord (or to Landlord's designated parking management company), monthly in advance by a single check, the total amount due for Tenant's use of the Parking Spaces for such month. Tenant shall not (i) sublet any of the Parking Spaces, (ii) assign or otherwise dispose of its interest in the Parking Spaces, (iii) grant concessions or licenses for the use of the Parking Spaces or any part thereof, or (iv) in any way authorize or permit the use of the Parking Spaces by any third party.

11. Insurance Certificates for Expansion Premises. On or before the Expansion Commencement Date, and without limiting the generality of any provision contained in this Amendment, Tenant shall deliver to Landlord duly executed insurance policies or certificates of insurance for all insurance coverages required under Article 10(B) of the Lease, with respect to the Expansion Premises.

12. Warranties and Representations. Landlord and Tenant hereby warrant and represent to each other that (i) it has the legal right, power and authority to enter into this Amendment to consummate the transactions contemplated hereby, and (ii) the execution, delivery and performance of this Amendment have been duly authorized by such party and no other action is requisite to the valid and binding execution, delivery and performance of this Amendment.

13. Binding Effect; Headings; Applicable Law. All the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Amendment are for convenience of reference and shall not limit or

otherwise affect the meaning hereof. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

14. Ratification. Except as set forth above, the Lease remains unaltered and in full force and effect, and Landlord and Tenant do hereby ratify and confirm the Lease, as modified and amended herein. Anything to the contrary notwithstanding, Tenant hereby acknowledges and agrees that to the best of Tenant's knowledge as of the date hereof: (i) all obligations and conditions under the Lease to be performed by Landlord have been satisfied, free of any defenses and set-offs; (ii) that the Lease is valid and enforceable; (iii) that there is no existing default on the part of Landlord in any of the terms and conditions to be performed by Landlord under the Lease and no event has occurred which, with the passing of time or giving of notice, would constitute such an event of default; (iv) that Landlord has not abated, reduced or waived any amounts due from Tenant under the Lease, whether orally or in writing; and (v) that there are no actions, voluntary or involuntary, pending or threatened against Tenant under the bankruptcy laws of the United States or any state thereof.

15. Brokers. Landlord and Tenant acknowledge that Landlord is represented by Jackson Oats Shaw Corporate Real Estate, LLC ("Landlord's Broker") and Tenant is represented by Shaw & Associates, Inc. ("Tenant's Broker"; collectively with Landlord's Broker, "Broker"). Landlord shall be solely responsible for all commissions due Broker in connection with the leasing of the Expansion Premises under this Amendment pursuant to a separate written agreement. Landlord and Tenant each represent and warrant that it has dealt with no broker, finder, agent or other person in connection with this Amendment other than Broker. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any claims or causes of action for a commission or other form of compensation arising from this Amendment claiming by, through or under Landlord. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims or causes of action for a commission or other form of compensation arising from this Amendment claiming by, through or under Tenant, except Broker. The provisions of this Paragraph shall survive the termination of the Lease and any renewal thereof. TENANT HEREBY ACKNOWLEDGES AND AGREES THAT TENANT'S BROKER HAS EXCLUSIVELY REPRESENTED TENANT IN CONNECTION WITH THE NEGOTIATION OF THIS LEASE, AND IN CONNECTION WITH SUCH REPRESENTATION, THAT TENANT'S BROKER HAS DISCLOSED TO TENANT ITS AFFILIATION WITH LANDLORD, AND THAT FROM TIME TO TIME, TENANT'S BROKER RENDERS ADVICE TO LANDLORD AND PROVIDES SERVICES TO LANDLORD. IN ADDITION, CERTAIN EQUITY PRINCIPALS AND/OR EMPLOYEES OF TENANT'S BROKER ARE ALSO EQUITY PRINCIPALS AND/OR EMPLOYEES OF LANDLORD, OR OTHERWISE HAVE A CLOSE FAMILIAL RELATIONSHIP. TENANT HERBY FURTHER ACKNOWLEDGES AND AGREES THAT TO THE EXTENT A CONFLICT OF INTEREST WOULD EXIST WITH RESPECT TO TENANT'S BROKER AFFILIATION WITH LANDLORD AS DESCRIBED HEREIN, TENANT HEREBY WAIVES SUCH CONFLICT, AND AGREES THAT IT HAS INDEPENDENTLY REVIEWED THE TERMS AND PROVISIONS OF THIS LEASE, AND IS SATISFIED WITH SAME NOTWITHSTANDING ANY ADVICE RENDERED TO IT BY TENANT'S BROKER; AND FURTHER, THAT TENANT'S BROKER IS NOT BY REASON THEREOF ACTING AS A DUAL AGENT, AND IS NOT DISQUALIFIED FROM REPRESENTING TENANT IN THIS TRANSACTION.

16. Waiver of Special Stipulation. Tenant hereby waives and releases Landlord from any and all of its obligations under Paragraph 6 of Exhibit "G" attached to the Lease, to install a demising wall and multi-tenant corridor and common areas on the 26th Floor of the Building.

17. Counterparts. This Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed as of the day and year first above written.

LANDLORD:

ATLANTA CENTENNIAL, LLC,
a Delaware limited liability company

By: ____________, a __________, its
____

By: ____________
Name: ____________
Title: ____________

Date: ____________

ATTEST/WITNESS:

____
Its: ____________

TENANT:

WINSONIC DIGITAL MEDIA GROUP, LTD., a Nevada corporation

By: ____________
Name: Winston Johnson
Title: Chairman
Date: 2-23-06

ATTEST/WITNESS:

____
Its: ____________